Exhibit 10.2

Minim, inc.

amendment of employment agreement

March 2, 2022

Reference is hereby made to that certain Employment Agreement between Minim, Inc. (the “Company”) and Graham Chynoweth (“Executive”), dated May 22, 2019 and subsequently amended on December 4, 2020 (as amended, the “Employment Agreement”). This Amendment to the Employment Agreement (the “Amendment”), is entered into on the date first written above, by and between you and the Company. The Company and the Executive are each a “Party” and together, the “Parties.” In consideration of the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties agree as follows:

1.	In an effort to align Executive’s Employment Agreement with the Company’s standard employment agreement executed by other executives of the Company (the “Standard EA”), the Company and the Employee agree, pursuant to Section 16 of the Employment Agreement, to the amendments outlined in this Amendment.

2.	Section 4 of the Employment Agreement is deleted in its entirety and is replaced with the following from the Standard EA with the exception that the Board (and not the Executive) will approve any activities pursuant to clause (v):

During the Executive’s employment hereunder, the Executive shall devote the Executive’s full business time, best efforts and business judgment, skill and knowledge to the advancement of the Company’s interests and to the discharge of the Executive’s duties and responsibilities hereunder. Notwithstanding the foregoing, the Executive may engage in any outside business activities in which the Executive is engaged as of the date hereof, and the Executive may engage in other business activities in the future provided: (i) such activities are not for or with a competitor of the Company; (ii) such activities do not create a conflict of interest with respect to the Executive’s employment with the Company; (iii) such activities do not interfere with the Executive’s performance of the Executive’s job duties for the Company; (iv) the Executive notifies the Company in writing in advance of engaging in such activities; and (v) the Board authorizes the Executive to engage in such activities (which such authorization will not be unreasonably withheld).

3.	The Parties agree that, notwithstanding the amended Section 4, the following outside activities are permitted pursuant to the Employment Agreement: (i) 10x Venture Partners, (ii) Strawberry Creek Venture Partners, (iii) Mill Works Fund, (iv) New Hampshire Public Radio, (v) PT United and (vi) US Navy Reserve.

4.	Section 5(d)(iii) of the Employment Agreement is deleted in its entirety and is replaced with “Reserved.”

5.	The Employment Agreement will be amended to add the following new clause (h) to Section 5:

(h) Severance in the Event of Termination. Executive shall execute and be entitled to the rights, obligations and benefits of the Company’s standard Severance Agreement for executive-level employees (the “Severance Agreement”). If any conflict arises between the terms of the Employment Agreement and the terms of the Severance Agreement, the Severance Agreement will control.

6.	The Employment Agreement will be amended to add the following new clause (i) to Section 7:

(i) Non-Disparagement. The Executive agrees that the Executive will not, during the Executive’s employment with the Company or at any time thereafter, make any statements that are disparaging about or adverse to the business interests of the Company (including its officers, directors and employees) or which are intended to harm the reputation of the Company including, but not limited to, any statements that disparage any product, service, capability or any other aspect of the business of the Company, including via social media.

All other terms of Executive’s Employment Agreement will remain in effect and Executive will continue to provide services to the Company pursuant to the Employment Agreement.

This Amendment may be executed in one or more counterparts, none of which need to contain the signature of more than one party, each of which will be deemed to be an original, and all of which taken together shall constitute one and the same instrument. The facsimile or PDF signatures of the Parties shall be deemed to constitute original signatures, and facsimile or PDF copies of this Amendment shall be deemed to constitute duplicate originals.

[Signature page follows.]

In witness whereof, the parties have executed this Amendment as of the date hereof.

minim, inc.

By:	/s/ Sara Bishop
Name:	Sara Bishop
Title:	Head of Talent and Culture

executive

By:	/s/ Graham Chynoweth
Name:	Graham Chynoweth